UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2013

IDO SECURITY INC.
(Exact name of registrant as specified in its charter)

Nevada	0-51170	38-3762886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7875 SW 40th Street, Suite 224, Miami Florida 33155-3510
(Address of principal executive offices, including Zip Code)

954-278-8037
(Registrant’ s telephone number, including area code)

17 State Street, New York, NY 10004
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 5, 2013, Michael Goldberg resigned as the Chief Executive Officer of IDO Security Inc. (the “Company”) in order to pursue other interests.   Mr. Goldberg also resigned from the Company’s Board of Directors.

The Board appointed, effective June 5, 2013, Magdiel Rodriguez, as Chief Executive Officer and Chairman of the Board of Directors. Mr. Rodriguez, age 41,  has over 22 years’ experience in the field of Enterprise Risk Management and Compliance, Information Technology and Operations, including 21 years’ experience with Visa Inc.. Since November 2012, Mr. Rodriguez has been a principal and partner of Martinez Ayme Securities, a Miami based brokerage firm. Between January 2007 through October 2012, Mr. Rodriguez was a Senior Business Leader at Visa Inc. where he oversaw the creation and implementation of  an information security division for Visa International, established an overall business plan with three year objectives and multi-million dollar budget, successfully organized a new global security team and successfully deployed security programs across five international divisions. Between February 1998 and December 31, 2006, he served as Assistant Vice President at Visa International, where he participated in the creation and integration of Multinational joint ventures and was involved in the the acquisition of joint ventures in Latin America.

No determination regarding compensation arrangements relating to Mr. Rodriguez’s appointment to Chief Executive Officer has been made as of the date of the filing of this Current Report on Form 8-K.

There are no arrangements or understandings between Mr. Rodriguez and any other person pursuant to which he was appointed Chief Executive Officer. There is no family relationship between Mr. Rodriguez and any of the Company's directors. There are no related party transactions reportable under Item 404(a) of Regulation S-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Document Description

None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2013	IDO SECURITY INC.

	By:	/s/Magdiel Rodriguez
Magdiel Rodriguez Chief Executive Officer